UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   August 18, 2011

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2011, John A. Forbes was appointed to the Board of Directors (the “Board”) of Patrick Industries, Inc. (the “Company”).  Mr. Forbes was appointed to fill a newly-created position on the Board and will serve for a term expiring at the 2012 Annual Meeting of Shareholders or until a successor is duly elected and qualified.  In addition, Mr. Forbes was appointed to serve as a member of the Corporate Governance and Nominations Committee, the Audit Committee, and the Compensation Committee.  Mr. Forbes will be compensated for his services as a director or committee member on the same basis as the Company’s other independent directors, including the grant of 3,500 shares of the Company’s common stock.

Mr. Forbes is the President of Utilimaster Corporation, a subsidiary of Spartan Motors, Inc.  Prior to being named President in July 2010, Mr. Forbes was the CFO of Utilimaster from May 2009 to July 2010, the CFO of Nautic Global Group from 2007 to 2009, and the CFO of Adorn, LLC from 2003 to 2007.

A copy of the press release announcing the appointment of Mr. Forbes to the Board is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1  -  Press Release issued August 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE: August 22, 2011	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and Chief Financial Officer